UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At Liberty Media Corporation's (the "Company") annual meeting of stockholders held on June 4, 2013 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect John C. Malone, Robert R. Bennett and M. Ian G. Gilchrist to continue serving as Class III members of our board of directors until the 2016 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to adopt the Liberty Media Corporation 2013 Incentive Plan (the "Incentive Plan Proposal"); (3) a proposal to adopt the Liberty Media Corporation 2013 Nonemployee Director Incentive Plan (the "Director Plan Proposal"); and (4) a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013 (the "Auditors Ratification Proposal"). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. Election of the Following Nominees to the Company's Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John C. Malone	177,474,782	5,307,691	12,212,698
Robert R. Bennett	178,610,150	4,172,323	12,212,698
M. Ian G. Gilchrist	155,414,728	27,367,745	12,212,698

Accordingly, the foregoing nominees were re-elected to the Company's board of directors.

2. The Incentive Plan Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,035,546	49,005,119	741,808	12,212,698

Accordingly, the Incentive Plan Proposal was approved.

3. Director Plan Proposal

Votes For	Against	Abstentions	Broker Non-Votes
136,352,861	45,431,998	997,614	12,212,698
Accordingly, the Director Plan Proposal was approved.

4. Auditors Ratification Proposal

Votes For	Against	Abstentions	Broker Non-Votes
194,277,682	114,511	602,978	—
Accordingly, the Auditors Ratification Proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013

LIBERTY MEDIA CORPORATION

By:      /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President